Exhibit 3.2
  PLAN OF MERGER FOR

TASK TECHNOLOGIES, INC., a Michigan Corporation and

TASK TECHNOLOGIES, INC., a Nevada Corporation

THIS PLAN OF MERGER (“Plan”) is entered into on October 31st, 2008 by Task Technologies, Inc. (“Acquired Corporation”), a corporation incorporated under the laws of Michigan and Task Technologies, Inc. (“Surviving Corporation”), a corporation incorporated under the laws of Nevada.

ARTICLE 1

PLAN OF MERGER

Adoption of Plan

1.01.        A plan of merger of Acquired Corporation and Surviving Corporation under the provisions of Section 450.1735 of the Michigan Business Corporation Act, Nevada Revised Statutes Section NRS 92A.110 and Section 368(a)(1)(A) of the Internal Revenue Code is adopted as follows:

(a)           On the effective date of the merger as set forth in Article 1.02 of the Plan of Merger, Acquired Corporation will be merged into Surviving Corporation, to do business and be governed by the laws of Nevada.

(b)           Surviving Corporation's name will be: Task Technologies, Inc.

(c)           When this Plan becomes effective, the existence of Acquired Corporation as a distinct entity will cease. At that time, Surviving Corporation will succeed to all the rights, title, and interests to all property owned by Acquired Corporation, without reversion or impairment, without any further act, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances on the property. Surviving Corporation also will be subject to all the debts and obligations of Acquired Corporation as the primary obligor, except as otherwise provided by law or contract, and only Surviving Corporation will be liable for the debt or obligation.

(d)           Surviving Corporation will carry on business with the assets of the parties to the merger, as these corporations existed immediately prior to the merger.

(e)           The shareholder of Acquired Corporation will surrender all of their shares or other securities in the manner set forth in this Plan.

(f)            In exchange for the shares of Acquired Corporation surrendered by its shareholders, Surviving Corporation will issue and transfer to those shareholders, on the basis set forth in this Plan, shares of its common stock or other securities.

(g)           Prior to the Plan, Surviving Corporation is a wholly owned subsidiary of Acquired Corporation.

Effective Date

1.02.        The effective date of the merger (“Effective Date”), will be the date when a certificate of merger is issued by the Secretary of State of Nevada.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Acquired Corporation

2.01.        As a material inducement to Surviving Corporation to execute this Plan and perform its obligations under this Plan, Acquired Corporation represents and warrants to Surviving Corporation as follows:

(a)           Acquired Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Michigan, with corporate power and authority to own, lease, and operate property and carry on its business as it is now being conducted.  A copy of the articles of incorporation and the bylaws of Acquired Corporation, including all amendments, effective as of the date of this Plan, have been delivered to Surviving Corporation, and are complete and correct.

(b)           Acquired Corporation has an authorized capitalization of 60,000 shares, consisting on the date immediately prior to the effective date of this Plan of 60,000 shares of common stock, $1.00 par value per share, of which 500 shares are validly issued, outstanding, and fully paid; no shares of preferred stock are authorized.  A copy of the Articles of Incorporation of Acquired Corporation is attached hereto as Exhibit A.

(c)           To its knowledge, no actions, suits, or other legal proceedings are pending or threatened against Acquired Corporation before or by any federal, state, or municipal court, department, board, bureau, or agency.

Surviving Corporation

2.02.        As a material inducement to Acquired Corporation to execute and perform its obligations under this plan, Surviving Corporation represents and warrants to Acquired Corporation as follows:

(a)           Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with corporate power and authority to own property and carry on its business as it is now being conducted.

(b)           Surviving Corporation has an authorized capitalization on the date of this Plan of 110,000,000 shares, consisting on the date of this Plan of 100,000,000 shares of common stock, $.001 par value per share, of which one share is validly issued, outstanding, and fully paid, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares have been issued.  A copy of the Articles of Incorporation of Surviving Corporation is attached hereto as Exhibit B.

As of the date of this Plan, one (1) share of the common stock of the Surviving Corporation is validly issued and outstanding, fully paid, and nonassessable, which share will be cancelled concurrently with the parties’ entry into this Plan of Merger.

Securities Law

2.03.        The parties to the merger warrant to arrange mutually for and manage all necessary procedures under the requirements of federal, Nevada and Michigan securities laws and the related supervisory commissions to ensure that this Plan is properly processed to comply with all federal and state registration requirements, or to take full advantage of any lawful and applicable exemptions from registration.

ARTICLE 3

TERMS, CONDITIONS, AND PROCEDURES PRIOR TO EFFECTIVE DATE

Submission to Shareholders and Filing

3.01.        This Plan has been submitted for approval separately to the shareholders of the Acquired Corporation.  One share out of the one outstanding share or 100% of the shares eligible to vote of the Surviving Corporation has approved this Plan.

Conditions Precedent to Obligations of Acquired Corporation

3.02.        Except as expressly waived in writing by Acquired Corporation, all of the obligations of Acquired Corporation are subject to Surviving Corporation's satisfaction of each of the following conditions on or before the Effective Date:

(a)           The representations and warranties made by Surviving Corporation to Acquired Corporation in Article 2 of this Plan will be deemed to have been repeated on the Effective Date and will on that date be true and correct in all material respects. If Surviving Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Acquired Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Acquired Corporation.

(b)           Surviving Corporation must have performed and complied with all applicable covenants, agreements and conditions required by this Plan on or before the Effective Date.

(c)           No action or proceeding by any governmental body or agency must have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Plan.

(d)           All corporate and other proceedings and actions taken in connection with the transactions contemplated and all certificates, opinions, agreements, instruments, and documents must be satisfactory in form and substance to counsel for the Acquired Corporation.

Conditions Precedent to Obligations of Surviving Corporation

3.03.        Except as waived in writing by Surviving Corporation, all of the obligations of Surviving Corporation under this Plan are subject to fulfillment of each of the following conditions on or before the Effective Date:

(a)           The representations and warranties of Acquired Corporation in this Plan and in any document delivered under this Plan are deemed to have been repeated in full on the Effective Date and must on that date be true and correct in all material respects. If Acquired Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Surviving Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Surviving Corporation.

(b)           Acquired Corporation must have performed and complied with all applicable covenants, agreements and conditions in this Plan on or before the Effective Date.

(c)           No action or proceeding by any governmental body or agency will have been threatened, asserted, or instituted to restrain or prohibit the completion of the transactions contemplated by this Plan.

Interim Conduct of Business; Limitations

3.04.

(a)           Except as limited by this paragraph 3.04, pending consummation of the merger, each of the parties to the merger will carry on its business in substantially the same manner as prior to the date of this Plan and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its good will in relationships with suppliers and others transacting business with the entity.

(b)           Except with the prior consent in writing of Surviving Corporation, pending consummation of the merger, Acquired Corporation will not enter into any transaction other than those involved in carrying on its ordinary course of business.

Expenses

3.05.

(a)           If the merger set forth in this Plan is consummated, Surviving Corporation will pay all costs and expenses of the merger.

(b)           If the merger set forth in this Plan is not consummated, each party to this Plan will pay its own costs and expenses incident to the contemplated merger.

ARTICLE 4

MANNER AND BASIS OF CONVERTING SHARES

Manner of Converting Shares

4.01.        The holders of shares of Acquired Corporation will surrender their securities to the President of Surviving Corporation promptly after the Effective Date, in exchange for securities of Surviving Corporation to which they are entitled under this Article 4.

Basis of Converting Shares

4.02.

(a)           The shareholders of Acquired Corporation will be entitled to receive shares of common stock of Surviving Corporation, par value $0.001 per share, to be distributed on the basis of Seventeen thousand (17,000) shares of common stock of the Surviving Corporation for each one (1) share of common stock of Acquired Corporation, and there are no preferred shares outstanding.

Capital Structure of Surviving Corporation

4.03.

(a)           There is currently one outstanding share of common stock of Surviving Corporation, which will be cancelled concurrently with the transactions contemplated herein.

(b)           After the Effective Date, Surviving Corporation will have a total of 110,000,000 shares of authorized stock, which are divided into 100,000,000 shares of common stock which are of a par value of $.001 per share and 10,000,000 shares of preferred stock which are of a par value of $.001 per share.  After the Effective Date, Surviving Corporation will have 8,500,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

ARTICLE 5

DIRECTORS AND OFFICERS

Directors and Officers of Surviving Corporation

5.01.        The present board of directors of Acquired Corporation will serve as the board of directors of Surviving Corporation until the next annual meeting or until their successors have been elected and qualified.

5.02.        All persons who on the Effective Date are executive or administrative officers of Acquired Corporation will become officers of Surviving Corporation until its board of directors determines otherwise. Surviving Corporation's board of directors may elect or appoint additional officers as it deems necessary.

ARTICLE 6

ARTICLES OF INCORPORATION AND BYLAWS

Articles of Incorporation of Surviving Corporation

6.01.        The Articles of Incorporation of the Surviving Corporation shall replace the Articles of Incorporation of the Acquired Corporation at the Effective Date.  Such Articles of Incorporation, as existing on the Effective Date, will continue in full force until altered, amended, or repealed as provided in such Articles of Incorporation, the Bylaws or as provided by law.  The Articles of Incorporation of the Acquired Corporation will cease to exist.

Surviving Corporation's Bylaws

6.02.        The Bylaws of the Surviving Corporation shall replace the Bylaws of the Acquired Corporation at the Effective Date.  Such Bylaws, as existing on the Effective Date, will continue in full force until altered, amended, or repealed as provided in such Bylaws, the Articles of Incorporation or as provided by law.  The Bylaws of the Acquired Corporation will cease to exist.

ARTICLE 7

SURVIVAL OF WARRANTIES AND INDEMNIFICATION

Nature and Survival of Representations and Warranties

7.01.        All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of Acquired Corporation, Surviving Corporation, or the shareholders of any party to the Plan of Merger will be deemed representations and warranties made by such parties, respectively, to each other under this Plan. The representations and warranties of the parties and the shareholders will survive for a period of three years following the Effective Date and will survive despite any inspections, examinations, or audits made on behalf of the parties and the shareholders.

ARTICLE 8

ABANDONMENT

Circumstances Allowing Termination and Abandonment

8.01.        This Plan may be terminated and the merger may be abandoned at any time before the Effective Date, even after the Articles of Merger have been filed with the Nevada Secretary of State.

(a)           The board of directors of any party to the merger may abandon this Plan before the Articles of Merger are filed with the Nevada Secretary of State.

(b)           To abandon this Plan after the Articles of Merger have been filed with the Nevada Secretary of State, an officer or authorized representative must file a statement with the Secretary of State executed on behalf of each party to the merger declaring that the Plan has been abandoned in accordance with the terms of this Plan and Section 92A.175 of the Nevada Revised Statutes. The statement must be filed before the Effective Date of the merger.

(c)           Regardless of whether the Articles of Merger have been filed with the Nevada secretary of state, this Plan may be abandoned under the following conditions:

(i)           The number of shareholders dissenting from the merger is so large that the merger is deemed inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

(ii)          Any material litigation or proceeding has been instituted or threatened against another party to the merger or any of its assets, that renders the merger inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

(iii)         Any legislation has been enacted that, in the opinion of the board of directors of either party to the merger, renders the merger inadvisable or undesirable.

(iv)         After the date of execution of this Plan there has been, in the opinion of the board of directors of either party to the merger, any materially adverse change in the business or condition, financial or otherwise, of another party to the merger.

(d)           At the election of Surviving Corporation's board of directors if, without the prior consent in writing of Surviving Corporation, Acquired Corporation has entered into any transaction other than those involved in the ordinary course of business.

Notice of and Liability on Termination of Plan

8.02. If an election is made to abandon this Plan under paragraph 8.01:

(a)           An officer or authorized representative of the party whose board of directors has made the election must give immediate written notice of the election to the other party to the merger.

(b)           When notice has been properly effected as provided in subparagraph (a), and when an appropriate statement has been filed with the Secretary of State as provided in section 8.02(b), this Plan will terminate and the proposed merger will be abandoned. Except for payment of its own costs and expenses incident to this Plan, there will be no liability on the part of either party to the merger as a result of the abandonment.

ARTICLE 9

ENFORCEMENT AND INTERPRETATION

Further Assurances and Assignments

9.01.        Acquired Corporation agrees that when requested by Surviving Corporation or by its successors or assigns, Acquired Corporation will execute and deliver or cause to be executed and delivered all deeds and other instruments necessary to consummate the transaction that is the subject of this Plan. Acquired Corporation also agrees to take or cause to be taken any further actions, assignments, or assurances that are necessary to vest, perfect, and conform title of Surviving Corporation to all the property, rights, privileges, powers, and franchises referred to in Article 1 of this Plan, and otherwise necessary to carry out the intent and purposes of this Plan.

Notices

9.02.        Any notice or other communication required or permitted by this Plan, with the exception of the filing of a statement of abandonment under paragraph 8.01(b), will be deemed to be given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

(a)           In the case of Acquired Corporation, to:  2617 Cape Coral Southwest, Wyoming, Michigan 49418 or to any other person or address that Acquired Corporation may designate in writing on proper notice to Surviving Corporation.

(b)           In the case of Surviving Corporation, to:  375 N. Stephanie Street, Suite 1411, Henderson, Nevada, 89014-8909 or to any other person or address that Surviving Corporation may designate in writing on proper notice to Acquired Corporation.

Entire Agreement and Counterparts

9.03.        This instrument and any exhibits attached to and incorporated into the instrument contain the entire agreement between the parties with respect to the transaction contemplated by this Plan. It may be executed in any number of counterparts; however, all counterparts taken together will constitute one original.

Controlling Law

9.04.        The validity, interpretation, and performance of this Plan is controlled by and construed under the laws of Nevada.

Faxed Copies

9.05.        For purposes of this plan, a faxed signature will constitute an original signature, and a copy of this plan will constitute an original for all purposes.

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IN WITNESS WHEREOF, (i) the Surviving Corporation has caused this Plan to be signed by the President of the Surviving Corporation and attested by the Secretary of the Surviving Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Surviving Corporation approving this Plan and (ii) the Acquired Corporation has caused this Plan to be signed by the President of the Acquired Corporation and attested by the Secretary of the Acquired Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Acquired Corporation approving this Plan.

TASK TECHNOLOGIES, INC.,
a Nevada corporation
ATTEST:
/s/ Scott Kwilinski
Scott Kwilinski, President

/s/ Guy Roberts
Guy Roberts, Secretary

TASK TECHNOLOGIES, INC.,
a Michigan corporation
ATTEST:
/s/ Scott Kwilinski
Scott Kwilinski, President

/s/ Guy Roberts
Guy Roberts, Secretary

The undersigned, Guy Roberts, as Secretary of Task Technologies, Inc., a Michigan corporation, hereby certifies that the foregoing Merger was duly approved by the affirmative vote of the Directors and shareholders.

WITNESS my hand this the 31st day of October 2008.

/s/ Guy Roberts
Guy Roberts, Secretary

The undersigned, Guy Roberts, as Secretary of Task Technologies, Inc., a Nevada corporation, hereby certifies that the foregoing Merger was duly adopted by the unanimous consent of the Directors and the sole shareholder.

WITNESS my hand this the 31st day of October 2008.

/s/ Guy Roberts
Guy Roberts, Secretary